                                                                    Exhibit 99.2

SKYWORKS MEDIA RELATIONS:                   SKYWORKS INVESTOR RELATIONS:
Lisa Briggs                                 Thomas Schiller
(949) 231-4553                              (949) 231-4700

         SKYWORKS PRICES OFFERING OF 9.2 MILLION SHARES OF COMMON STOCK

WOBURN, MASS., SEPT. 9, 2003 - Skyworks Solutions, Inc. (Nasdaq: SWKS) announced today that it priced an offering of 9.2 million shares of common stock at a price of $11.50 per share and has granted Credit Suisse First Boston, the sole bookrunner for this offering, a 15 percent over-allotment option to purchase up to an additional 1.38 million shares of its common stock. The net proceeds of the offering are expected to be approximately $102 million, excluding any exercise of the over-allotment option. Skyworks intends to use the net proceeds from the sale of its shares for general corporate purposes.

      The closing of the offering is expected to occur on Sept. 12, 2003, and is subject to customary closing conditions. The shares of common stock will be sold pursuant to Skyworks' shelf registration statement, which was declared effective by the Securities and Exchange Commission on Aug. 28, 2003.

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A shelf registration statement relating to the shares sold by the Company has previously been filed with, and declared effective by, the Securities and Exchange Commission. The offer is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, a final prospectus can be obtained from Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, New York, New York, 10010-3629. Telephone: (212) 325-2580.

ABOUT SKYWORKS

      Skyworks Solutions, Inc. is the industry's leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company is focused on providing front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

      Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia Pacific. For more information please visit www.skyworksinc.com.

SAFE HARBOR STATEMENT

This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "believes," "plans," "may," "will," "continue," similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

      These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

      Note to editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the U.S. and in other countries. All other brands and names listed are trademarks of their respective companies.

                                       ###